UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) December 31, 2019

SJW Group
(Exact name of registrant as specified in its charter)

Delaware	001-8966	77-0066628
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

110 West Taylor Street,	San Jose,	CA	95110
(Address of principal executive offices)			(Zip Code)
(408) 279-7800
Registrant’s telephone number, including area code
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	SJW	New York Stock Exchange LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter):

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Item 2.02:	Results of Operations and Financial Condition.

On December 31, 2019, the Executive Compensation Committee (the “Committee”) of the Board of Directors of SJW Group (the “Company”) approved an amendment (the “Amendment”) to the Employment Agreement between Eric W. Thornburg and the Company dated September 26, 2017 (the “Employment Agreement”) to reflect the terms of Mr. Thornburg’s annual bonus arrangement (“Short-Term Incentive Award”) commencing with the 2020 calendar year.

The Amendment provides that commencing with the 2020 calendar year the target amount of Mr. Thornburg’s Short-Term Incentive Award for any calendar year during the term of the Employment Agreement will be no less than 75% of Mr. Thornburg’s annual base salary, with the actual annual Short-Term Incentive Award for any such calendar year ranging from 0% to a maximum annual award of 150% of the target annual Short-Term Incentive Award, based on the Committee’s determination of the level of achievement of the applicable performance goals for the year.

On December 31, 2019, the Committee also approved (a) an increase in Mr. Thornburg’s annual base salary to $780,000 for the 2020 calendar year, (b) a target annual Short-Term Incentive Award for Mr. Thornburg of $585,000 for the 2020 calendar year, and (c) an award of service vesting restricted stock units (the “RSUs”) to Mr. Thornburg under the Company’s Long-Term Incentive Plan to be granted on January 2, 2020, as described below. The RSU award covers the number of shares of the Company’s common stock as determined by dividing (i) $373,000 by (ii) the selling price of the Company’s common stock at the close of regular hours trading on the New York Stock Exchange on January 2, 2020, with the number of shares rounded up to the nearest whole number. The RSUs vest in a series of three successive equal annual installments upon Mr. Thornburg’s completion of each year of service over the three-year period measured from the January 2, 2020 effective date of the award, provided that the RSUs will vest in full on an accelerated basis upon certain specified terminations of service. The Committee will approve the grant of performance-based restricted stock unit awards and set the target number of shares of the Company’s common stock and performance goals under such awards for the 2020 calendar year at its meeting to be held in January 2020.

The foregoing description of the Amendment is only a summary and is qualified in its entirety by reference to the full text of the Amendment attached hereto as Exhibit 10.1.

Item 9.01:	Financial Statements and Exhibits.
(d)	Exhibits

Exhibit Number	Description of Document

10.1	First Amendment dated December 31, 2019 to the Employment Agreement of Eric W. Thornburg dated September 26, 2017
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within Inline XBRL document

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SJW GROUP

Date: January 7, 2020	/s/ James P. Lynch
James P. Lynch, Chief Financial Officer and Treasurer